Exhibit 10.5

LICENCE AGREEMENT

THIS LICENSE AGREEMENT is made this 23rd day of May 2013

BETWEEN	IPH LIMITED
PO Box 715
Grand Cayman
Cayman Islands KY1-1107
(hereinafter “the Licensor”)

AND	OXBRIDGE RE HOLDINGS LIMITED
C/o Maples Corporate Services Limited
P.O. Box 309
Ugland House
Grand Cayman
Cayman Islands KY1-1104
(hereinafter “the Licensee”).

WHEREAS:

1	The Licensor is the owner of certain premises (“the Premises”).

2	The Licensee wishes to use and occupy a certain portion of the Premises, as licensee, being the area of the Premises shown edged in red on the plan attached hereto as Schedule “B” (“Licence Area”).

3	The Licensor is willing to permit the Licensee to use the License Area upon the terms and conditions herein contained.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Parties agree as follows:

I	INTERPRETATION

In this Agreement, the following terms shall have the following meanings:

The Commencement Date means the date set forth at Item 1 of Schedule “A”;

The Term means the term set out at Item 4 of Schedule “A” and any renewal or extension thereof.

Singular shall include the plural and plural the singular.

Licensor and Licensee shall include the personal representatives, permitted successors and permitted assigns of the parties.

II.	THE LICENSOR HEREBY COVENANTS AND AGREES AS FOLLOWS:-

1	Subject to the monthly payment by the Licensee to the Licensor of the amounts set out at Item 5 of Schedule “A” to be paid in advance on the first day of each month, the Licensor grants to the Licensee a license for itself, its servants and/or agents to use the License Area for the purposes of a business office only and to enter, occupy and use the License Area for the Term. The Licensor shall provide the Licensee its own access to the License Area including all such keys, codes, passwords and the like so as to permit the Licensee to enter upon the License Area at all times without let or hindrance.

III	THE LICENSEE HEREBY COVENANTS AND AGREES THAT IT SHALL:-

1	Not commit or permit to be committed on the premises any act or omission which shall violate any term or condition of the Strata By-Laws.

2	Keep the License Area tidy and in as good a state of repair and condition as at the Commencement Date, fair wear and tear and damage from casualty and fire excepted.

3	Use the License Area for no purpose other than for a business office.

4	Observe and conform to all the reasonable rules and regulations from time to time made by the Licensor with regard to the License Area and procure its employees and agents do likewise.

5	Not to store or bring upon the License Area any illegal articles or any articles of a combustible inflammable or dangerous nature and not to do permit or suffer to be done on the License Area anything by reason whereof the present or any future policies of insurance in respect of the License Area may be rendered void or voidable or whereby the rate of premium thereon may be increased.

6	On or before the termination of this Agreement to remove all chattels and other property situated on the License Area belonging to the Licensee and to make good any damage caused to the License Area, fair wear and tear and damage from casualty and fire excepted, failing which same shall be disposed of by the Licensor at the cost of the Licensee and without liability or accountability to the Licensee.

7	(i)

Notwithstanding the provisions of Article III Clauses 2 and 6 excepting damage from casualty and fire from the Licensee’s responsibility, jointly and severally to indemnify and save harmless the Licensor from and against all suits, actions, claims, proceeding or demands whatsoever (including costs and attorney’s costs on a full indemnity basis) for any loss or injury which any person may suffer or sustain as the direct or indirect result of any breach or non-observance of the Licensee’s covenants herein contained or of the Licensee’s negligent acts or omissions in or about the License Area or as a result of any damage caused by or as a result of any fixture or installation of the Licensee therein or thereon and or all costs charges and expenses of and incidental to any such suits, actions, claims or demands

(ii)	Notwithstanding the provisions of Article III Clauses 2. and 6 excepting damage from casualty and fire from the Licensee’s responsibility, jointly and severally to pay and make good to the Licensor every loss and damage whatsoever incurred or sustained by the Licensor as a consequence of every breach or non-observance of the Licensee’s covenants herein contained or caused by any act default or negligence of the Licensee or the servants, agents, licensees or invitees of the Licensee and to indemnify the Licensor from and against all actions, claims, liability, costs and expenses thereby-arising.

8.	Licensor agrees to pay and make good to the Licensee every loss and damage whatsoever incurred or sustained by the Licensee as a consequence of every breach or non-observance of the Licensor’s covenants herein contained or caused by any negligence of the Licensor or the Servants, agents, licensees or invitees of the Licensor and to indemnify the Licensee from and against all actions, claims, liability, costs and expenses thereby arising (including, without limitation, reasonable attorneys’ fees and charges through all appeals).

IV	DAMAGE TO LICENSE AREA

1	If at any time during the term hereby created the License Area shall be destroyed License charges shall abate during any period following a casualty that Licensee is not permitted to use the License Area for the conduct of its business.

V	IT IS HEREBY MUTUALLY AGREED THAT:-

1	License not Lease

This Agreement does not give the Licensee any estate, right or interest in the License Area except as is necessary for the exercise of the right expressly conferred on the Licensee by this Agreement.

2	Miscellaneous

a)	Termination

Without prejudice to any other remedies then available to it, either Party shall be entitled to terminate this License -

i)	In the event that there is a material breach of any of the terms of this agreement by the other party and notice in writing of such breach is served upon the party in default and such breach continues for thirty (30) days after service of such notice (provided, however, that if such default is not susceptible of cure during such period, such party shall not be in default hereunder so long as it commences and diligently prosecutes to completion any such cure);

ii)	In the event the other party shall commit an act of bankruptcy or being a company shall enter voluntary liquidation or suffer presentation of a petition against it for compulsory winding up or shall make any composition with its creditors or shall suffer execution against its goods and chattels;

iii)	Provided that in the event of a catastrophic occurrence, such as a hurricane, earthquake or the like, reasonable time shall be allowed to remedy any material breaches.

iv)	Upon either party giving one months’ written notice to the other, such termination being effective at the end of such notice period.

b)	Notices

i)	Any notice, document or other instrument required or permitted to be given or delivered by either party to the other party under any provisions of this Agreement shall be in writing and may be given or delivered by a reputable courier addressed to the party to whom the notice is to be given or delivery is to be made at its address set out herein and notice shall be deemed to have been given or delivered five (5) days after the date on which it is delivered by courier, otherwise such notice shall not be deemed to have been given or document delivered until it is actually received by the party to whom the notice is given or delivery is made.

ii)	Any party may change its address for the purposes of this clause by giving notice of such change to the other party, which change, however, shall not become effective until it is actually received by the other party.

c)	Continuing Obligations

All obligations of the parties hereto, which expressly or by their nature survive the expiration or termination of this Agreement, shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

d)	Assignment

The Licence may not be assigned by the Licensee.

e)	Entire Agreement

This document contains the entire agreement between the Parties hereto with respect to the transactions contemplated herein. No modification, alteration, or amendment of the Agreement nor any waiver of any provision hereof shall be valid or effective unless in writing and signed by all Parties hereto.

f)	Warranty

Each of the Parties warrants its power to enter into this Agreement and has obtained all the necessary approvals to do so.

g)	Severance

If any provision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable or indications to that effect are received by either of the Parties from any competent authority, the Parties shall amend that provision in such reasonable manner as achieves the intention of the Parties without illegality.

h)	Supersedes Prior Agreements

This Agreement supersedes any prior Agreement between the Parties whether written or oral and any such prior Agreements are cancelled as at the date hereof but without prejudice to any rights which have already accrued to either of the Parties.

i)	Headings

Headings contained in this Agreement are for reference purposes only and should not be incorporated into this Agreement and shall not be deemed to be any indication of the meaning of the clauses to which they relate.

j)	Proper Law and Jurisdiction

i) This Agreement shall be governed by and construed pursuant to the laws of the Cayman Islands.

ii) Any proceedings arising out of or in connection with this Agreement shall be brought in any court of competent jurisdiction in the Cayman Islands.

k)	Rights Cumulative

All right granted to either of the Parties shall be cumulative and no exercise by either of the Parties of any right under this Agreement shall restrict or prejudice the exercise of any other right granted by this Agreement or otherwise available to it.

l)	Waiver

The failure by either party to enforce at any time or for any period any one or more of the terms or conditions of this Agreement shall not be a waiver of such term or condition or of the right at any time subsequently to enforce all terms and conditions of this Agreement.

SCHEDULE “A”

COMMENCEMENT DATE:	1st June, 2013

LICENSOR:	IPH LIMITED

LICENSEE:	OXBRIDGE RE

HOLDINGS LIMITED

TERM:	Three Months from

Commencement Date and

thereafter month to month

RENT:	US$1,000 per month

SCHEDULE "B"

Entranceway
IT/Telco wall
IT Room
Oxbridge Re Hldgs Ltd
ICO Management Ltd
New Office Space
July 2008
Drawn by: Kirk Office Equipment Ltd
Revised: 31st July 2008
Revised: 13th August 2008

IN WITNESS WHEREOF the parries hereto have executed this Agreement the day and year first herein before written.

Signed for and on behalf of the Licensor	) ) ) )

in the presence of:

/s/ Susan Bjuro
Signature

Susan Bjuro
Name

1st FLOOR, LANDMARK Sq, GRAND CAYMAM
Address

Signed for and on behalf of the Licensee	)
)
	)	SANAJAY MADHU
	)	CFO OXBRIDGE RE Holding Limited

in the presence of:

/s/ Susan Bjuro
Signature

Susan Bjuro
Name

1st FLOOR, LANDMARK Sq, GRAND CAYMAM
Address